UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 25, 2019, our stockholders approved an amendment to our 2017 Equity Incentive Plan increasing the total number of shares of our common stock that may be issued pursuant to stock awards granted under the plan from 15,000,000 to 20,000,000.
The foregoing summary does not purport to be complete and is qualified in its entirety by our 2017 Equity Incentive Plan, as amended, a copy of which is attached to this report as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on April 25, 2019 to consider and vote on the following proposals. The voting results with respect to each matter are set forth below:

(1)	Election of Class I Directors:
	Name of Director	For	Withheld	Broker Non-Votes
	Raymond Debbane	80,735,340	8,146,190	11,809,446
	Robert J. Lefkowitz, M.D.	84,343,335	4,538,195	11,809,446
	Alan S. Nies, M.D.	86,951,090	1,930,440	11,809,446

		For	Against	Abstain	Broker Non-Votes
(2)	Ratification and approval of the amendment to the Company’s 2017 Equity Incentive Plan	83,676,370	5,028,334	176,826	11,809,446

		For	Against	Abstain	Broker Non-Votes
(3)	Advisory vote to approve the compensation paid to the Company's named executive officers	87,487,983	1,195,997	197,550	11,809,446

		For	Against	Abstain	Broker Non-Votes
(4)	Ratification and approval of the appointment of Ernst & Young LLP as Company's independent auditors for the fiscal year ending December 31, 2019	100,155,970	353,124	181,882	-

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
10.1	—	2017 Equity Incentive Plan, as amended

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: April 25, 2019	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.		Description
10.1	—	2017 Equity Incentive Plan, as amended